EXHIBIT 23.1

                          MOORE & ASSOCIATES, CHARTERED
                            ACCOUNTANTS AND ADVISORS
                                PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use, in the statement on Form S-1/A, Amendment No. 3 of Jamaica Jim, Inc., of our report dated November 20, 2007 on our audit of the financial statements of Jamaica Jim, Inc. as of September 30, 2007, and the related statements of operations, stockholders' equity and cash flows for the year then ended September 30, 2007 and from inception on January 26, 2007 through September 30, 2007,of our reports dated January 25, 2008 and April 28, 2008 on our reviews of the financial statements of Jamaica Jim, Inc. as of December 31, 2007 and March 31, 2008 and the related statements of operations, stockholders' equity and cash flows for the three and six month periods then ended, and the reference to us under the caption "Experts."




/S/ MOORE & ASSOCIATES, CHARTERED
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Moore & Associates Chartered
Las Vegas, Nevada
May 20, 2008





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